UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 10, 2019

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective October 21, 2019, Kermit Nolan has resigned his position as Principal Financial Officer and Interim Chief Financial Officer of Synaptics Incorporated (the “Company”) and will resume his position as the Company’s Corporate Vice President and Chief Accounting Officer.

Effective October 31, 2019, Shawn Liu has resigned his position as the Company’s Senior Vice President and General Manager, PC Division.

(c)

Effective October 21, 2019, the Board of Directors of the Company (the “Board”) appointed Dean Butler as Senior Vice President and Chief Financial Officer of the Company. On October 10, 2019, the Company issued a press release announcing the appointment of Mr. Butler effective October 21, 2019, a copy of which is attached to this report as Exhibit 99.1.

Mr. Butler, 37, served as Vice President of Finance at Marvell Technology Group Ltd. from July 2016 to October 2019. Prior to joining Marvell, he served as Controller of the Ethernet Switching Division at Broadcom Limited from January 2015 through July 2016. Prior to joining Broadcom, Mr. Butler held senior finance positions at Maxim Integrated from May 2007 to December 2014. Mr. Butler received his Bachelor’s degree in Finance from the University of Minnesota Duluth.

In connection with his appointment, the Company and Mr. Butler have executed an offer letter (the “Offer Letter”) and the Board has approved the terms of his compensation under the Offer Letter. The following is a summary of the terms and conditions of employment within the Offer Letter.

Mr. Butler will receive a base annual salary of $400,000. He is eligible to receive an annual incentive target of 75% of his base salary for each Company fiscal year, prorated for the Company’s fiscal year 2020. Payment of the incentive will be based first on company-wide performance, followed by department and individual goals annually, and payment of any incentive amount is ultimately at the discretion of the Board and is not guaranteed. Mr. Butler will also receive a cash signing bonus of $150,000 that must be repaid to the Company on a pro rata basis should Mr. Butler voluntarily terminate his employment within two years of his employment start date.

Mr. Butler will additionally receive the following equity compensation: an amount of Restricted Stock Units (“RSUs”) corresponding to an $833,333.33 equity value, an amount of Deferred Stock Award for Market Stock Units (“MSUs”) corresponding to an $833,333.33 equity value, and an amount of Performance Stock Units (“PSUs”) corresponding to an $833,333.33 equity value. The RSUs, MSUs, and PSUs will be granted under the Company’s 2019 Inducement Equity Plan. The RSUs will vest as follows: 1/4 of the RSU grant will vest on the date that is one year from Mr. Butler’s employment start date, and 1/4 will vest each year thereafter on the anniversary of his employment start date such that the award will be fully vested on the fourth anniversary of his employment start date. The PSUs and MSUs will vest as follows: 1/3 of each such PSU and MSU grant will vest on October 31, 2020, and 1/3 will vest each year thereafter on October 31 such that the two awards will be fully vested on October 31, 2022.

MSU achievement will be based on Company total shareholder return performance and PSU achievement will be based on the Company’s attainment of certain levels of non-GAAP earnings per share, each as determined by the Board. The terms, including share calculations, vesting schedules and performance periods, of the RSU, MSU and PSU awards are as determined by the Board. The vesting of the RSUs, MSUs, and PSUs is contingent on Mr. Butler’s continued employment with the Company.

Effective October 21, 2019, the Board additionally designated Mr. Butler as an “Executive” under the Synaptics Incorporated Change of Control Severance Policy for Principal Executive Officers and a “Covered Executive” under the Synaptics Incorporated Severance Policy for Principal Executive Officers, the current versions of which have been previously filed by Company. The Company will enter into an indemnification agreement with Mr. Butler on his employment start date.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release from Synaptics Incorporated, dated October 10, 2019, titled “Synaptics Names Dean Butler as New Chief Financial Officer”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 10, 2019	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary